Exhibit 99.1

December 3, 2008	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners to Present at
2008 Wachovia Capital Markets, LLC Pipeline & MLP Symposium

TULSA, Okla. – Dec. 3, 2008 – ONEOK Partners (NYSE: OKS) will present at the 7th Annual Wachovia Capital Markets, LLC Pipeline & MLP Symposium in New York City on Wednesday, Dec. 10, 2008, beginning at approximately 8:25 a.m. Eastern Standard Time (7:25 a.m. Central Standard Time).

John W. Gibson, chairman and chief executive officer of ONEOK Partners, will present.

The conference will be webcast on the partnership’s Web site, http://www.oneokpartners.com.  A replay of the webcast will be archived for 90 days after the conference.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at http://www.oneokpartners.com. OKS-FV

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